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                                                                      EXHIBIT  5


                        THE L.L. KNICKERBOCKER CO., INC.
                            25800 COMMERCENTRE DRIVE
                          LAKE FOREST, CALIFORNIA 92630
                                   ----------

                            TELEPHONE (949) 595-7900
                            FACSIMILE (949) 595-7913

                                October 9, 1998



Board of Directors
The L. L. Knickerbocker Company, Inc.
25800 Commercentre Drive
Lake Forest, California 92630

                  RE:  REGISTRATION STATEMENT ON FORM S-3,
                       THE. L. L. KNICKERBOCKER CO., INC.

Ladies and Gentlemen:


                  I have acted as counsel to The L. L. Knickerbocker Company, Inc. (the "Company") in connection with Amendment No. 2 to the Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company pursuant to the Securities Act of 1933, as amended, on or about October 9, 1998, with respect to 4,245,000 shares (the "Shares") of the Company's Common Stock (no par value) (the "Common Stock") which are being offered by the certain Selling Shareholders upon the conversion of convertible debentures and exercise of warrants issued by the Company to those Selling Shareholders in June 1998.


                  As counsel for the Company in connection with the preparation and filing of such Registration Statement, I have examined, among other things, the originals, or copies properly certified or otherwise identified to my satisfaction as being in the form of the originals, of the following:

                  A. the corporate proceedings relating to the organization and present existence of the Company, including its Registered Certificate of Incorporation and all amendments thereto, and all acts of incorporators, shareholders and directors in connection therewith;

                  B. the By-Laws of the Company as amended and as in effect at relevant dates;

                  C. the Registration Statement as filed on form SB-2 pursuant to the provisions of the Securities Act of 1933, as amended;


                  D.       the annual report on form 10-KSB/A filed pursuant to
                           Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act") on September 4, 1998; and


                  E. all reports filed on behalf of the Company pursuant to Section 13(a) or 13(d) or 15(d) of the Exchange Act.



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BOARD OF DIRECTORS
THE L. L. KNICKERBOCKER COMPANY, INC.
OCTOBER 9, 1998
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                  Based upon my examination of the foregoing and of other data and evidence deemed by me necessary in rendering this opinion, and upon consideration of applicable law, I am of the opinion that:

                  1. the Company is a corporation validly organized and existing under the laws of the State of California and is qualified to transact business in that state;

                  2. the Shares, when issued and sold in accordance with the offering described in the Registration Statement, will be legally issued, fully paid, and nonassessable.

                  I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to Part II of the Registration Statement and to the references made to me in the Registration Statement.




                                       Very truly yours,





                                       /s/    William R. Black
                                       -----------------------------------------
                                       By:    William R. Black
                                       Title: General Counsel of the L.L.
                                              Knickerbocker Co., Inc.